SECOND AMENDMENT TO

MORTGAGE WAREHOUSE LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO MORTGAGE WAREHOUSE LOAN AND SECURITY AGREEMENT, dated as of December 27, 2012 (this “Amendment”), is by and among Centerline Mortgage Capital Inc., a Delaware corporation having its principal place of business at 100 Church Street, 15th Floor, New York, NY 10007 (“CMC”), Centerline Mortgage Partners Inc., a Delaware corporation having its principal place of business at 100 Church Street, 15th Floor, New York, NY 10007 (“CMP” and together with CMC collectively referred to as “Borrowers” and each individually as a “Borrower”), and Capital One, National Association, with offices at Ten Post Office Square, 11th Floor, Boston, Massachusetts 02109 (the “Lender”).

R E C I T A L S

A. The Lender and the Borrowers are parties to that certain Mortgage Warehouse Loan and Security Agreement dated as of April 25, 2012, as amended by letter agreement dated as of May 18, 2012, the First Amendment to Mortgage Warehouse Loan and Security Agreement dated as of July 16, 2012, letter agreement dated as of August 6, 2012 and the letter agreement dated as of November 27, 2012, and as it may be further amended, modified, supplemented and/or restated from time to time (the “Loan Agreement”), pursuant to which the Lender makes Advances to the Borrowers secured by the Collateral. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement;

B. The Lender and the Borrowers are parties to that certain Custody Agreement dated as of April 16, 2012 as it may be amended, modified, supplemented and/or restated from time to time (the “Custody Agreement”);

C. The Borrowers have requested (i) an increase in the Warehousing Commitment Amount by Fifty Million Dollars ($50,000,000) and (ii) certain modifications to the Loan Agreement, and the Lender has agreed to such increase and modifications subject to the terms and conditions set forth in this Amendment; and

D. The Lender and the Borrowers each wish to amend the Loan Agreement and Custody Agreement all subject to the terms and conditions as more specifically set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Lender and the Borrowers, the Lender and the Borrowers agree as follows:

1. Loan Agreement and Custody Agreement Amendments.

(a) Change in Defined Terms. The following definitions in the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Interest Rate Spread” means the rate which shall be determined quarterly as follows: for any Calendar Quarter (or any portion thereof), the Applicable Interest Rate Spread set forth in the chart below that corresponds in the chart below to the Deposit Level Average of the prior Calendar Quarter (or any portion thereof), provided that for the first Calendar Quarter (or any portion thereof) of the term of this Agreement, the Applicable Interest Rate Spread shall mean (i) 1.90% as long as the Deposit Level Average during such period is $45,000,000 or greater, (ii) 2.40% if the Deposit Level Average during such period is $22,500,000 to $44,999,999, and (iii) 2.90% if the Deposit Level Average during such period is $0 to $22,499,000.

Deposit Level Average	Applicable Interest Rate Spread
$45,000,000 or greater	1.90%
$22,500,000 to $44,999,999	2.40%
$0 to $22,499,000	2.90%

“Applicable Nonusage Rate” means the rate which shall be determined quarterly as follows: for any Calendar Quarter (or any portion thereof), the Applicable Nonusage Rate set forth in the chart below that corresponds in the chart below to the Deposit Level Average of the prior Calendar Quarter (or any portion thereof), provided that for the first Calendar Quarter (or portion thereof) of the term of this Agreement, the Applicable Nonusage Rate shall mean (i) 0.15% as long as the Deposit Level Average during such period is $45,000,000 or greater, (ii) 0.65% if the Deposit Level Average during such period is $22,500,000 to $44,999,999, and (iii) 1.15% if the Deposit Level Average during such period is $0 to $22,499,000.

Deposit Level Average	Applicable Nonusage Rate
$45,000,000 or greater	0.15%
$22,500,000 to $44,999,999	0.65%
$0 to $22,499,000	1.15%

“Warehousing Commitment Amount” means $125,000,000.

(b) Expiration of Warehousing Commitment. Section 1.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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“The Warehousing Commitment expires on the earlier of (“Maturity Date”): (a) December 27, 2013, as such date may be extended in writing by Lender, in its sole discretion, on which date the Warehousing Commitment will expire of its own term and the Advances will become due and payable without the necessity of Notice or action by Lender; or (b) the date the Warehousing Commitment is terminated and the Advances become due and payable under Section 10.2(a) or (b). Notwithstanding the foregoing, the Borrowers may terminate the Warehousing Commitment upon not less than thirty (30) days prior written Notice to the Lender.”

(c) Warehousing Note. Section 1.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Advances are evidenced by Borrowers’ promissory note, payable to Lender on the form prescribed by Lender (“Warehousing Note”). The “Warehousing Note” as used in this Agreement means that certain Amended and Restated Warehousing Note dated as of December 27, 2012 executed and delivered by the Borrowers payable to the order of Lender, in the principal face amount of $125,000,000, as amended modified, and/or restated from time to time (the “Amended and Restated Warehousing Note”), and all amendments, restatements, renewals and replacements of the original Warehousing Note and all substitutions for it. All terms and provisions of the Warehousing Note are incorporated into this Agreement.”

(d) Non-Usage Fees. Section 3.5(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“At the end of each Calendar Quarter during the term of this Agreement, Lender will determine the “Daily Unused Portion” for such Calendar Quarter (or applicable portion thereof), by (i) determining for each day during the applicable period the difference between (x) the Warehousing Commitment Amount on each such day, minus (y) the aggregate principal amount of outstanding Advances on each such day, (ii) summing the results of the preceding determinations for each day in the applicable period, and (iii) dividing the sum of such daily determinations by the number of days in the applicable period. Borrowers must pay to Lender a fee (“Non-Usage Fee”) in the amount of the Applicable Nonusage Rate per annum of the Daily Unused Portion for such Calendar Quarter. The Non-Usage Fee is payable quarterly, in arrears on the second (2nd) Business Day of the month following the last day of each Calendar Quarter. Lender computes the Non-Usage Fee on the basis of the actual number of days in each Calendar Quarter and a year of 360 days. If the date set forth in clause (a) of the definition of Maturity Date occurs on a day other than the last day of a Calendar Quarter, Borrowers must pay the prorated portion of the Non-Usage Fee due from the beginning of the then current Calendar Quarter to and including that date.”

(e) Escrow Deposits. Section 7.15 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.15 Maintenance of Escrow Deposits

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Borrowers shall maintain average deposit balances at Lender of at least $45,000,000 (Forty-Five Million Dollars) (the “Minimum Deposit Target”), provided that the sole remedy of the Lender for the Borrowers’ failure to satisfy the Minimum Deposit Target shall be an increase in the Applicable Interest Rate Spread and the Applicable Nonusage Rate as provided herein. Such deposits shall be subject to Lender’s standard terms and conditions applicable to Third Party Deposit Accounts.”

(f) Liquidity. Section 8.11 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“8.11 Liquidity

Permit CMC’s Liquid Assets (calculated on a consolidated basis with its Subsidiaries) at any time to be less than $6,800,000, or permit Borrowers to fail to maintain compliance with all then applicable Freddie Mac, Fannie Mae, Ginnie Mae, and HUD liquidity requirements.

Permit CMP’s Liquid Assets (calculated on a consolidated basis with its Subsidiaries) at any time to be less than $200,000, or permit Borrowers to fail to maintain compliance with all then applicable Freddie Mac, Fannie Mae, Ginnie Mae, and HUD liquidity requirements.”

(g) Change in Exhibits to Custody Agreement and Loan Agreement. The following exhibits to the Custody Agreement and Loan Agreement are hereby amended and restated, and from and after the date of this Amendment any reference to such exhibits in the Custody Agreement and Loan Agreement shall be deemed a reference to such exhibits as attached to this Amendment:

(i) Exhibit A of the Custody Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

(ii) Exhibit C of the Loan Agreement is hereby deleted in its entirety and replaced with the Exhibit C attached hereto.

(iii) Exhibit K of the Loan Agreement is hereby deleted in its entirety and replaced with the Exhibit K attached hereto.

2. Miscellaneous.

(a) Condition Precedent. This Amendment shall become effective upon:

(i) the execution and delivery of this Amendment by the Borrowers and the Lender;

(ii) The execution and delivery of the Amended and Restated Warehousing Note substantially in the form attached hereto as Exhibit A;

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(iii) The execution and delivery of that certain letter agreement dated as of the date hereof with respect to certain fees by the Borrowers and agreed to and accepted by the Lender (the “Fee Letter”).

(iv) The Borrowers shall have paid to the Lender the fees in immediately available funds in the amount stated in the Fee Letter. The Borrowers acknowledge that such fees shall be paid in addition to the Nonusage Fee due and payable in accordance with Section 3.5 of the Loan Agreement during the term of the Loan;

(v) the Borrowers shall have delivered to the Lender a closing certificate of a senior officer of each Borrower certifying the following, all in form and substance reasonably satisfactory to the Lender: (A) as to the Articles of Incorporation and By-Laws, with all amendments; (B) as to the incumbency and signatures of the officer or officers executing this Amendment and the Amended and Restated Warehousing Note and any other documents contemplated thereby; (C) as to the resolutions related thereto; and (D) as to the good standing and legal existence certificate of each Borrower dated no earlier than thirty (30) days prior to the date of this Amendment;

(vi) a legal opinion of counsel to the Borrowers, dated as of the date hereof, addressed to and in form and substance reasonably satisfactory to the Lender and its counsel; and

(vii) the payment by the Borrowers of the Lender’s reasonable attorneys’ fees and expenses related to the preparation, negotiation and closing of this Amendment.

(b) Release of Claims. Each Borrower hereby releases, waives and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which it has, may have, or might assert now or in the future against the Lender and/or the Lender’s affiliates, participants, affiliates, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Amendment with respect to the Obligations, the Loan Documents and/or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Obligations; or (iii) any thing or matter related to any of the foregoing. The inclusion of this paragraph in this Amendment, and the execution of this Amendment by the Lender, does not constitute an acknowledgment or admission by the Lender of liability for any matter, or a precedent upon which liability may be asserted.

(c) Amendment as Loan Document. Each party hereto agrees and acknowledges that this Amendment is a part of the Loan Agreement and constitutes a “Loan Document” under and as defined in the Loan Agreement.

(d) Existing Loan Documents. Unless specifically modified hereby, all terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

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(e) Confirmation of Representations, Warranties and Covenants. Each Borrower hereby confirms and represents and warrants that: (i) this Amendment and the Amended and Restated Warehousing Note constitute the legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with their terms; (ii) the execution and delivery of, and performance under, this Amendment and the Amended and Restated Warehousing Note are within each Borrower’s power and authority without the joinder or consent of any other party or governmental approval and have been duly authorized by all requisite action, and are not in contravention of any law, or of either Borrower’s articles of incorporation, bylaws or other organizational documents, or of any indenture, agreement or undertaking to which either Borrower is a party or by which it is bound; (iii) that there are no actions, suits, or proceedings pending or threatened against or affecting either Borrower which if adversely determined, individually or in the aggregate, would materially adversely affect the obligations of the Borrowers under the Loan Documents; (iv) that there has been no material adverse change in either Borrower’s financial condition from the financial statements submitted to the Lender and that such financial statements fairly present in all material respects the financial condition of the Borrowers in accordance with GAAP as of the date hereof; (v) all representations, warranties and covenants made in the Loan Agreement, and the other Loan Documents remain true and correct as of the date hereof, except as to matters which speak to a specific date; and (vi) there have occurred no unwaived Defaults or Events of Default under the Loan Agreement and the other Loan Documents which are continuing as of the date hereof.

(f) Governing Law. This Amendment shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts.

(g) Counterparts. This Amendment may be executed in any number of counterparts, all of which constitute one and the same instrument.

[Remainder of the page intentionally left blank; signatures appear on next page]

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in witness whereof, the undersigned have executed and delivered this Amendment as an instrument under seal as of the date first set forth above.

CENTERLINE MORTGAGE CAPITAL INC., as Borrower

By: /s/ Michael P. Larsen

Name: Michael P. Larsen

Title: Chief Financial Officer

CENTERLINE MORTGAGE PARTNERS INC., as Borrower

By: /s/ Michael P. Larsen

Name: Michael P. Larsen

Title: Chief Financial Officer

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By: /s/ Filomena R. Cerqueira

Name: Filomena R. Cerqueira

Title: Senior Vice President

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Exhibit A

AMENDED AND RESTATED WAREHOUSING NOTE

(this “Note”)

$125,000,000

December 27, 2012

This Amended and Restated Warehousing Note is an amendment to and restatement, renewal and replacement of that certain Warehousing Note dated as of April 25, 2012 from the Borrowers (as that term is defined below) to the Lender (as that term is defined below) in the principal amount of Seventy-Five Million and 00/100 Dollars ($75,000,000).

FOR VALUE RECEIVED, the undersigned, CENTERLINE MORTGAGE CAPITAL INC., a Delaware corporation (“CMC”) and CENTERLINE MORTGAGE PARTNERS INC., a Delaware corporation (“CMP”) (CMC and CMP are collectively referred to herein as “Borrowers”) jointly and severally promise to pay to the order of CAPITAL ONE, NATIONAL ASSOCIATION (“Lender”), a national banking association, at its place of business at Ten Post Office Square, 11th Floor, Boston, Massachusetts 02109, or at such other place as Lender or the then holder of this Note may designate from time to time, (i) the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000), or so much thereof as may be outstanding under the Agreement (as that term is defined below), (ii) interest on that amount from the date of each Advance until repaid in full, and (iii) all other fees, charges and other Obligations due under the Agreement (including reasonable attorneys’ fees and expenses incurred in connection with the collection of this Note), at the rates, at the times, and in the manner set forth in the Agreement. It being understood that Borrowers shall be jointly and severally liable for all Advances made by Lender to Borrowers under the Agreement and all other obligations of the Borrowers under this Note. All payments under this Note and the Agreement must be made in lawful money of the United States and in immediately available funds.

This Note evidences a line of credit and is the Warehousing Note referred to in that certain Mortgage Warehouse Loan and Security Agreement among Borrowers and Lender dated as of April 25, 2012, as amended by letter agreement dated as of May 18, 2012, the First Amendment to Mortgage Warehouse Loan and Security Agreement dated as of July 16, 2012, letter agreement dated as of August 6, 2012 and the letter agreement dated as of November 27, 2012 (hereinafter, as the same may be modified, amended or restated from time to time, the “Agreement”). Reference is made to the Agreement (which is incorporated by reference as fully and with the same effect as if set forth at length in this Note) for a description of the Collateral and a statement of (a) the covenants and agreements made by Borrowers, (b) the rights and remedies granted to Lender, and (c) the other matters governed by the Agreement. Capitalized terms not otherwise defined in this Note have the meanings set forth in the Agreement.

The principal of, and interest on, this Note shall be payable as provided in the Agreement and shall be subject to acceleration as provided therein. Upon the occurrence and during the continuance of an Event of Default, Lender shall have, in addition to any rights and remedies contained herein, any and all rights and remedies set forth in the Agreement or any other Loan Documents.

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Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker or endorser hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by Lender or the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Agreement, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Agreement, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if Lender or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (e) agrees to pay all reasonable costs and expenses actually incurred by Lender or any other holder of this Note in connection with the indebtedness evidenced hereby pursuant to the Agreement, including, without limitation, all reasonable attorneys’ fees and costs, for the implementation of the Loan, the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other Loan Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Note, the Agreement, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Agreement, or any one or more of the other Loan Documents.

No delay or omission on the part of Lender or the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

The invalidity or unenforceability of any provision hereof, of the Agreement, of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the Loan made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

All agreements among Borrowers and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term “applicable law”, shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrowers and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements among Borrowers and Lender.

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All proceeds of the Loan shall be used solely for the purposes more particularly provided for and limited by the Agreement.

Any notices given with respect to this Note shall be given in the manner provided for in the Agreement.

BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 11.1 OF THE AGREEMENT. BORROWERS HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

BORROWERS AND LENDER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWERS HEREBY WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWERS CERTIFY THAT NEITHER LENDER, NOR ANY REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

This Note and the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by Borrowers and Lender in accordance with the terms and conditions of the Agreement. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.

This Note is governed by the laws of the State of New York, without reference to its principles of conflicts of laws, as an instrument under seal.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the day and year first above written as a sealed instrument.

CENTERLINE MORTGAGE CAPITAL INC., a Delaware corporation

By: /s/ Michael P. Larsen

Name: Michael P. Larsen

Title: Chief Financial Officer

CENTERLINE MORTGAGE PARTNERS INC., a Delaware corporation

By: /s/ Michael P. Larsen

Name: Michael P. Larsen

Title: Chief Financial Officer

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